Exhibit 99.1

For more information contact:

Markel Corporation Media Paul Broughton Managing Director, Marketing 804-527-7618 pbroughton@markelcorp.com	State National David Hale, COO & CFO 817-265-2000 Dennard ▪ Lascar Associates Rick Black 713-529-6600
Investors Bruce Kay Managing Director, Investor Relations 804-747-0136 bkay@markelcorp.com

FOR IMMEDIATE RELEASE

Markel to acquire State National

RICHMOND, Virginia and BEDFORD, Texas: July 26, 2017 – Markel Corporation (“Markel”) (NYSE: MKL) and State National Companies, Inc. (NASDAQ: SNC) today announced that they have entered into a definitive agreement under which Markel will acquire all of the outstanding shares of State National common stock for $21.00 per share in cash. The transaction has a total value of approximately $919 million.

The agreement, which has been unanimously approved by both companies’ board of directors, represents a 38% premium to State National’s 30-day volume-weighted average stock price as of May 18, 2017, the last trading day prior to published market speculation regarding a potential sale of State National, and a premium of approximately 7% to State National’s closing stock price on July 25, 2017.

The transaction brings together two values-driven organizations with a shared commitment to innovation, service, and long-term relationships. State National’s two core businesses, Program Services and Lender Services, are well positioned to capitalize on changing market dynamics and new opportunities. State National is the largest and longest-standing pure-play U.S. insurance fronting business with approximately $1.3 billion in gross written premium (2016) and more than 60 programs. State National is also the leading collateral protection insurance provider in the U.S.

Richard R. Whitt, Markel’s Co-Chief Executive Officer said, “We are excited to be joining forces with State National—an industry leader with a talented management team that has delivered exceptional long-term results. In addition, we are impressed by the cultural fit between our two organizations. Strategically, State National will help us to leverage our Insurtech and digital distribution initiatives, diversify our underwriting and fee based portfolios and revenue streams, and add to Markel’s third party capital capabilities. Combining Markel’s financial strength with State National’s unique business model and proven record of success, we are confident that all stakeholders will be well served moving forward.”

Terry Ledbetter, State National’s Chairman and Chief Executive Officer, said, “After careful and thorough analysis of a range of opportunities, our board of directors determined this transaction with Markel to be in the best interest of State National and our shareholders. We believe the transaction appropriately recognizes the value of State National’s business model, recent growth and future market opportunities as a leading specialty provider of property and casualty insurance services operating in two niche markets throughout the United States, and provides our shareholders with an immediate and attractive cash premium for their investment in State National.

“We believe this transaction with Markel is good for our employees and clients, as well as our shareholders. Markel recognizes our shared commitment to offering unique, high-quality solutions that simplify the complexities of insurance for clients nationwide. We have long respected Markel and are proud to partner with this distinguished company that has a strong reputation and proven track record of success in acquiring and partnering with insurance companies. Markel understands the uniqueness of our business model, and will be a tremendous asset as we, together, build upon our leadership position and specialty insurance service offerings, and continue to implement our strategic plan to deliver enhanced value for our clients. This transaction is all about growth, not cost-cutting, and we believe that State National employees will benefit from being part of a larger, stronger, growth-oriented company with a more diversified platform. Our success is driven by the ongoing efforts of our talented employees and I thank them for their continued hard work and dedication. We look forward to working with Markel to quickly complete the transaction and are committed to ensuring a smooth transition.”

The transaction, which is subject to the approval of a majority of State National shareholders, approvals by relevant state insurance regulators and other customary closing conditions, is expected to close in the fourth quarter of 2017. The transaction is not subject to any financing condition, and Markel plans to finance the transaction using cash balances on hand. Members of the Ledbetter family have entered into a voting agreement with Markel in support of the merger. CF SNC Investors LP has entered into a separate similar voting agreement with Markel. As a result of these voting agreements, approximately 37% of State National’s common stock is committed to vote in favor of the transaction.

Upon completion of the transaction, State National will operate as a separate business unit. The management team, led by Terry Ledbetter, State National's current Chairman and Chief Executive Officer will remain in place and will continue to be based in Bedford, Texas.

Advisors
Sidley Austin LLP is serving as legal counsel to Markel. Evercore is serving as exclusive financial advisor to State National and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to State National.

About Markel
Markel Corporation is a diverse financial holding company serving a variety of niche markets. The
Company’s principal business markets and underwrites specialty insurance products. In each of the
Company’s businesses, it seeks to provide quality products and excellent customer service so that it can be a market leader. The financial goals of the Company are to earn consistent underwriting and operating profits and superior investment returns to build shareholder value. Visit Markel Corporation on the web at
www.markelcorp.com.

About State National Companies, Inc.
State National Companies, Inc. (NASDAQ: SNC) is a leading specialty provider of property and casualty insurance services operating in two niche markets across the United States. In its Lender Services segment, the Company specializes in providing collateral protection insurance, which insures personal automobiles and other vehicles held as collateral for loans made by credit unions, banks and specialty finance companies. In its Program Services segment, the Company leverages its “A” (Excellent) A.M. Best rating, expansive licenses and reputation to provide access to the U.S. property and casualty insurance market in exchange for ceding fees. To learn more, please visit www.statenational.com. State National routinely posts important Company information on its website.

Cautionary note regarding forward-looking statements
Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance, and State National may make related oral, forward-looking statements on or following the date hereof.  Such statements may include forward-looking statements both with respect to us in general and the insurance sector specifically, both as to underwriting and investment matters.  These statements may also include assumptions about our proposed acquisition by Markel (including its benefits, results, effects and timing).  Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,”

“will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material for purposes of the U.S. federal securities laws or otherwise.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

The proposed transaction is subject to risks and uncertainties, including: (A) that State National and Markel may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction; (C) the inability to complete the proposed transaction due to the failure to obtain State National stockholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (D) the exercise of appraisal rights by State National stockholders, which could permit Markel to terminate the Merger Agreement even if State National stockholder approval has been obtained; (E) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (F) risks related to disruption of management’s attention from State National’s ongoing business operations due to the proposed transaction; (G) the effect of the announcement of the proposed transaction on State National’s relationships with its clients, operating results and business generally; (H) the outcome of any legal proceedings to the extent initiated against State National, Markel or others following the announcement of the proposed transaction; (I) risks related to Markel’s post-closing integration of State National’s business and operations; (J) risks related to a downgrading of State National’s or Markel’s A.M. Best ratings or other similar financial strength or debt ratings as a result of the announcement or completion of the proposed transaction; and (K) the loss or impairment of State National’s material client or other relationships as a result of the announcement or completion of the proposed transaction, as well as State National’s and Markel’s management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in State National’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of State National on file with the SEC.  Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by State National will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, State National or its business or operations.  Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional information about the proposed transaction and where to find it
In connection with the proposed transaction, State National will file with the SEC a proxy statement on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction.  This press release is not a substitute for the proxy statement or any other document which State National may file with the SEC.  INVESTORS IN AND SECURITY HOLDERS OF STATE NATIONAL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by State National through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of State National:

Investor Relations
State National Companies, Inc.
1900 L. Don Dodson Drive
Bedford, Texas 76021
Attn: Corporate Secretary

Participants in the solicitation
State National and its directors and executive officers may be deemed to be participants in the solicitation of proxies from State National’s stockholders in connection with the proposed transaction.  Information regarding State National’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in State National’s annual proxy statement filed with the SEC on April 7, 2017.  A more complete description will be available in the proxy statement on Schedule 14A that will be filed in connection with the proposed transaction.  You may obtain free copies of these documents as described in the preceding paragraph filed, with or furnished to the SEC.  All such documents, when filed or furnished, are available free of charge at the SEC's website (www.sec.gov) or by directing a request to State National at the Investor Relations contact above.

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